CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Propsectus of Neuralstem, Inc. and to the incorporation by reference therein of our report dated March 15, 2013, with respect to the financial statements of Neuralstem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Baltimore, Maryland
May 23, 2013